Exhibit 99.9

Rooms 1101-4, 11/F, Harcourt House,
39 Gloucester Road, Wan Chai, Hong Kong
Tel (852) 2529 6878 Fax (852) 2529 6806
E-mail info@romagroup.com
http:// www.romagroup.com

The Board of Management
A Paradise Acquisition Corp.
The Sun’s Group Center
29th Floor, 200 Gloucester Road
Wan Chai, Hong Kong
February 12, 2026
Re: Consent Letter
Members of the Board:
We hereby consent to the inclusion of our name and our fairness opinion report, dated November 20, 2025 to the Board of Directors of A Paradise Acquisition Corp. (the “Company”) as Annex H to, and to the references thereto in the proxy statement relating to the proposed business combination involving the Company and Enhanced Ltd (the “Business Combination”), which proxy statement forms a part of the Registration Statement on Form S-4 of the Company and Enhanced Ltd (the “Registration Statement”), as well as any subsequent amendments thereto in the Registration Statement and any amendments thereto, in any other future filings with the United States Securities and Exchange Commission (the “SEC”) by the Company in connection with the Business Combination, and in any related publicity materials.
We further hereby consent to the filing of this letter as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings. Our valuation report is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor it is to be filed with, included in or referred to in whole or in part in any other registration statement, proxy statement or any other document, except in accordance with our prior written consent.
By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC promulgated thereunder.
Yours faithfully
For and on behalf of
Roma Appraisals Limited
/s/Frank Wong
________________________
Frank Wong
Director, Head of Property and Asset Valuation